UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549




                          FORM 8-K




                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934




                      February 16, 1999
      Date of Report (Date of Earliest Event Reported)

                    HOWARD B. WOLF, INC.


       State of Texas               1-6775            75-0847571
(State or other Jurisdiction   (Commission File      (IRS Employer
      of Incorporation)            Number)        Identification No.)

        3809 Parry Avenue
          Dallas, Texas                           75226-1753
(Address of Principal Executive Offices)          (Zip Code)

                       (214) 823-9941
    (Registrant's Telephone Number, Including Area Code)

                       Not Applicable
(Former Name or Former Address, if Changed since last Report)

ITEM 5.  OTHER EVENTS

     On February 16, 1999, Howard B. Wolf, Inc. (the
"Registrant") entered into a purchase agreement (the
"Agreement") with Jean St. Germaine, a California corporation ("JSG") pursuant to which the Registrant agreed to sell JSG all of the assets necessary to produce salesman's samples of the Howard Wolf Fall 1999 collection.

     In addition, subject to either (a) the approval of the Registrant's shareholders of that certain Plan of Complete Liquidation and Dissolution adopted by the Registrant's Board of Directors on February 3, 1999, or (b) a vote by the Registrant's Board of Directors to proceed without such approval, the Registrant shall sell to JSG its interest in the Intellectual Property (as defined in the Agreement). During the period between the date of the Agreement and the I.P. Closing Date (as defined in the Agreement), the use of the Intellectual Property by JSG shall be governed by that certain license agreement by and between the Registrant and JSG attached as Exhibit 1.4 to the Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBIT NO.         DESCRIPTION

     2.1                 Purchase Agreement by and between
                         Howard B. Wolf, Inc. and Jean St.
                         Germaine, Inc., dated February 16,
                         1999.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              HOWARD B. WOLF, INC.
                                 (Registrant)


Date:  February 26, 1999      By: /s/ EUGENE K. FRIESEN
                                 ---------------------------
                                 EUGENE K. FRIESEN
                                 SENIOR VICE PRESIDENT AND
                                 TREASURER
                               (principal financial and duly
                                authorized officer)

                        EXHIBIT INDEX


     EXHIBIT NO.         DESCRIPTION

     2.1                 Purchase Agreement by and between
                         Howard B. Wolf, Inc. and Jean St.
                         Germaine, Inc., dated February 16,
                         1999.